EXHIBIT 4.4

ULURU Inc.
2006 EQUITY INCENTIVE PLAN

Restricted Stock Grant Agreement

This Agreement made this ________ day of __________________, _____, by and between ULURU Inc., a corporation organized under the laws of the State of Nevada (the "Company"), and the individual identified below, residing at the address there set out (the "Employee").

W I T N E S S E T H  T H A T:

Whereas, the Employee's association with the Company, or any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company ("Affiliates," and each individually an "Affiliate") is considered by the Company to be important for the growth of it and its Affiliates; and

Whereas, the Company desires to grant to the Employee shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), pursuant to the Company's 2006 Equity Incentive Plan (the "Plan"), according to the terms and conditions hereof.

Now, Therefore, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

Issuance of Common Stock

The Company hereby grants to the Employee an aggregate of _______________________ (__________) shares of Common Stock in consideration of his performance of past services and on the terms and conditions of this Agreement and all other applicable terms and conditions of the Plan. For purposes of this Agreement, "Acquired Shares" means all of such shares of Common Stock, together with any shares of stock or other securities issued in respect of or in replacement for such shares of Common Stock as a result of a corporate or other action such as a stock dividend, stock split, merger, consolidation, reorganization or recapitalization.

Upon receipt by the Company of a copy of this Agreement duly executed and completed by the Employee, the Company shall issue in the name of the Employee duly executed certificates evidencing the Acquired Shares endorsed with the legend set forth in Section 7.3 hereof. Certificates evidencing Restricted Shares (as defined below) shall be held in escrow by the Company as hereinafter provided.

Vesting and Forfeiture of Acquired Shares

As of the date of this Agreement, ___________ of the Acquired Shares shall be subject to the risk of forfeiture in accordance with Section 2.2 hereof (the Acquired Shares, while and to the extent so subject to the risk of forfeiture pursuant to Section 2.2 hereof, are hereafter referred to as "Restricted Shares"). Restricted Shares shall vest and no longer be subject to the risk of forfeiture under Section 2.2 hereof in accordance with the provisions of Schedule A attached hereto. Restricted Shares which have vested in accordance with the provisions of Schedule A attached hereto are herein referred to as "Vested Shares". Unless otherwise expressly provided on such Schedule A, no Restricted Shares shall become Vested Shares following the date (the Employee's "Termination Date"), reasonably fixed and determined by the Committee, of the voluntary or involuntary termination of the Employee's employment or other association with the Company and its Affiliates, for any or no reason whatsoever, including death or disability and an entity ceasing to be an Affiliate of the Company; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the Employee's reemployment rights, if any, are guaranteed by statute or by contract.

As of the Employee's Termination Date, all of the then Restricted Shares shall be forfeited by the Employee or any Permitted Transferee (as defined in Section 3.1 hereof). As of the Employee's Termination Date, and without requirement of notice or other action, the Company shall become the legal and beneficial owner of the then Restricted Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name such Restricted Shares for no consideration whatsoever.

Restriction on Transfer

Subject to the remaining provisions of this Section 3 and except for the escrow described in Section 4 hereof, none of the Restricted Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way at any time (including, without limitation, by operation of law) other than (i) to the Company or its assignees or (ii) by will or by the laws of descent and distribution (a "Permitted Transferee").

All Permitted Transferees of Restricted Shares or any beneficial interest therein shall be required as a condition of such transfer to agree in writing, in form satisfactory to the Company, that they shall receive and hold such Restricted Shares or beneficial interest therein subject to the provisions of this Agreement, including, without limitation, the forfeiture provisions of Section 2 hereof. Any sale, transfer, assignment, pledge, encumbrance or other disposition of the Restricted Shares other than in accordance with this Section 3 shall be void. The Company shall not be required (i) to transfer on its books any Restricted Shares sold, transferred or otherwise disposed of in violation of this Section 3 or (ii) to treat as owner of any Restricted Shares, or to pay dividends in respect of Restricted Shares, to any person purporting to have acquired Restricted Shares or any beneficial interest therein unless such Restricted Shares or beneficial interest were acquired in compliance with the provisions of this Section 3.

Escrow of Shares

All Restricted Shares granted pursuant to this Agreement shall be held in escrow by the Company, as escrow holder ("Escrow Holder"), together with a stock power executed in blank by the Employee, until such Restricted Shares shall either (a) have been forfeited to the Company at the Employee's Termination Date in accordance with Section 2.2 hereof or (b) have become Vested Shares and the Employee shall have satisfied the requirements of Section 5.1 hereof (relating to tax withholdings) with respect to any taxable income attributable to such Restricted Shares.

Upon the forfeiture of any Restricted Shares to the Company in accordance with Section 2.2 hereof, the Company shall have the right, as Escrow Holder, to take all steps necessary to accomplish the transfer of such Restricted Shares to it, including but not limited to presentment of certificates representing such Restricted Shares, together with a stock power executed by or in the name of the Employee appropriately completed by the Escrow Holder, to the Company's transfer agent with irrevocable instructions to register transfer of such Restricted Shares into the name of the Company. The Employee hereby appoints the Company, in its capacity as Escrow Holder, as his irrevocable attorney-in-fact to execute in his name, acknowledge and deliver all stock powers and other instruments as may be necessary or desirable with respect to the Restricted Shares.

When any portion of the Restricted Shares have become Vested Shares, upon the Employee's request, the Company, as Escrow Holder, shall promptly cause a new certificate to be issued for such Vested Shares and shall deliver such certificate to the Employee subject, however, to the Employee's satisfaction of the requirements of Section 5.1 hereof (relating to tax withholdings).

Subject to the terms hereof, the Employee shall have all the rights of a stockholder with respect to all Restricted Shares while they are held in escrow, including without limitation, the right to receive any dividends declared thereon. If, from time to time during the term of the escrow, there occurs any corporate or other action giving rise to substituted or additional securities by reason of ownership of Restricted Shares, such substituted or additional securities, with the legend required by Section 7.3 hereof if applicable, shall be immediately subject to this escrow and deposited with the Escrow Holder.

Tax Consequences

It is understood by the Company and the Employee that the issuance of the Acquired Shares hereunder may be deemed compensatory in purpose and in effect and that as a result the Company or an Affiliate may be obligated to pay withholding taxes in respect of such Acquired Shares at the time the Employee becomes subject to income taxation as a result of the receipt or vesting of the Acquired Shares hereunder. In the event that at the time the above-said withholding tax obligations arise (i) the Employee is no longer in the employ of the Company or an Affiliate or (ii) the Employee's other cash compensation from the Company and its Affiliates is not sufficient to meet the aforesaid withholding tax obligation, the Employee hereby agrees to provide the Company or its Affiliate with an amount sufficient to pay all withholding taxes required to be paid as and when such taxes become payable. The Employee agrees that in the event and to the extent the Company and its Affiliates determine that they are not obligated to withhold taxes payable by the Employee with respect to the Acquired Shares but the Company or any Affiliate is later held liable due to any non-payment of taxes on the part of the Employee, the Employee shall indemnify and hold the Company and its Affiliates harmless from the amount of any payment made by them in respect of such liability.

The Employee hereby agrees to deliver to the Company (and his employing Affiliate, if applicable) a signed copy of any instrument, letter or other document he may execute and file with the Internal Revenue Service evidencing his election under Section 83(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), to treat his receipt of the Acquired Shares as includible in his gross income in the year of receipt. The Employee shall deliver the said copy of any such instrument of election within five (5) days after the date on which any such election is required to be made in accordance with the appropriate provisions of the Code or applicable Regulations thereunder.

6.	Compliance with Law

6.1. The Employee represents and warrants, and each Permitted Transferee shall, as a condition of transfer, represent and warrant, that he is acquiring the Acquired Shares of his own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Acquired Shares.

6.2. The Employee acknowledges and agrees, and each Permitted Transferee shall, as a condition of transfer, acknowledge and agree, that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Acquired Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

General Provisions

This Agreement shall be governed and enforced in accordance with the terms of the Plan and the laws of the State of Nevada, without regard to the conflict of laws principles thereof, and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

This Agreement and the applicable terms of the Plan embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way and may only be modified or amended in writing signed by the Company and the Employee.

The certificates representing the Restricted Shares shall be endorsed with the following legend:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the ULURU Inc. 2006 Equity Incentive Plan and a Restricted Stock Grant Agreement entered into by the registered owner and ULURU Inc. Copies of such Plan and Agreement are on file in the offices of ULURU Inc.

The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party's heirs, legal representatives, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Employee or any other person. The rights and obligations of any person other than the Company under this Agreement may only be assigned with the prior written consent of the Company.

No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.

The Employee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in the county in which the Company's headquarters in the State of Nevada is located, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. Each party hereto, in addition to being entitled to exercise all rights granted by law including recovery of damages (but subject to the remainder of this subsection), will be entitled to specific performance of such party's rights under this Agreement. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES. Nothing contained in this Section 7.9 shall be construed to limit or otherwise interfere in any respect with the authorities granted the Committee under the Plan, including without limitation, its sole and exclusive discretion to interpret the Plan and all awards granted thereunder (including pursuant to this Agreement).

Nothing contained in this Agreement shall confer upon the Employee any right with respect to the continuation of his or her employment or other association with the Company or any Affiliate, or interfere in any way with the right of the Company and its Affiliates, subject to the terms of the Employee's separate employment or consulting agreement, if any, or provision of law or the Company's articles of incorporation or by-laws to the contrary, at any time to terminate such employment or consulting agreement or otherwise modify the terms and conditions of the Employee's employment or association with the Company or any of its Affiliates.

This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

All capitalized terms used but not defined herein shall have the respective meaning given such terms in the Plan.

Where the context requires, pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

In Witness Whereof, the parties have duly executed this Agreement under seal as of the month, day and year first set forth above.

ULURU Inc.

By:
Name: __________________
Title: ___________________

EMPLOYEE

By: _____________________
Name: ___________________
Address:_________________

Schedule A

___________________________
(Employee Name)
___________________________
(Date of Agreement)
___________________________
(Number of Acquired Shares)
This Schedule A provides for the vesting of the Acquired Shares granted to the Employee in the Restricted Stock Grant Agreement (the "Agreement") to which it is attached.

1. Release Based on Continued Employment. At each anniversary of the date of the Agreement set forth below, that percentage of the Acquired Shares set forth below opposite such anniversary shall be released from the risk of forfeiture and shall become Vested Shares (as defined in the Agreement), with any fractions rounded down except on the final installment:

Anniversary	Percentage

__________	_________%
__________	_________%
__________	_________%
__________	_________%
__________	_________%

2. Release On Acquisition or Change of Control. On the occurrence of an Acquisition or Change of Control (each as defined below), 100% of the then Restricted Shares shall become Vested Shares.

As used herein, "Acquisition" shall mean a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquirer’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company immediately prior to that transaction.

As used herein, "Change of Control" shall mean any of the following transactions:

(a) any Acquisition, or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time), other than the Company or an Affiliate, directly or indirectly acquires beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, or

(c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of that period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time that election or nomination was approved by the Board.